Exhibit 9

     In connection with the Annual Report of Husky Energy Inc. (the “Company”) on Form 40-F for the period ended December 31, 2002 (the “Report”) to which this certificate is an exhibit, I, Neil D. McGee, Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2003	/s/ Neil D. McGee Neil D. McGee Vice President & Chief Financial Officer